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PAINEWEBBER                              Corporate Communications
                                         PaineWebber Incorporated
                                         1285 Avenue of the Americas, 14th Floor
                                         New York, NY 10019-6028
                                         (212) 713-8391


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                                  NEWS RELEASE
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        FOR IMMEDIATE RELEASE

        Contact:        Gus Carlson
                        Paine Webber Group Inc.
                        212-713-8502

               PAINE WEBBER GROUP REPORTS RECORD RESULTS FOR 1996

   -ANNUAL EARNINGS PER SHARE OF $3.38; NET INCOME INCREASES TO $364 MILLION-
    -FOURTH QUARTER NET INCOME RISES BY MORE THAN 55 PERCENT; EPS OF $0.86-

        NEW YORK, January 20, 1997 - Paine Webber Group Inc. reported today record financial results for 1996. Net income was $364.4 million, or $3.38 per fully diluted common share, for the year ended December 31, 1996, compared with net income of $80.8 million, or $0.52 cents per fully diluted common share, for 1995, including a charge related to limited partnership investment issues. Revenues, including net interest, were $3,735 million for 1996, an increase of
11.5 percent from $3,350 million the previous year.

        For the fourth quarter ended December 31, 1996, net income was $91.5 million, or $0.86 per fully diluted common share, an increase of 55.6 percent from $58.8 million, or $0.50 per fully diluted common share, in the corresponding period a year ago. Revenues, including net interest, were $940.0 million, an increase of almost 6 percent from $887.7 million for the fourth quarter of 1995. Return on common equity was 21.2 percent for the quarter, compared with 19.6 percent for the year-ago period, excluding the special charge.

        Donald B. Marron, Paine Webber's chairman and chief executive officer, said the record performance for 1996 reflects the impact of strategic initiatives introduced during the last two years that have allowed the firm to reach new operating levels.

        "We are pleased with the consistency and improvement our 1996 results represent and we believe they reflect a great deal more than the firm's ability to prosper in a vigorous bull market," Mr. Marron said. "Our earnings of $364.4 million for 1996, which far surpassed those of any previous year, and our strong return on common equity of 21.9 percent are the results of our focus on building our franchise, leveraging our strengths and attaining the aggressive operational and performance goals we have identified as keys to our continued growth."

                                     -more-

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Paine Webber Group Inc.
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        Mr. Marron said Paine Webber surpassed a number of strategic goals the firm set for 1996 in strengthening its distribution franchise, including the following:

- Assets under control, the key performance measure of the firm's asset-gathering strategy, grew to $245 billion at the end of 1996, an increase of 13 percent from the previous year and better than the goal of $240 million.

- Recurring fee income, a reflection of the improving quality of the firm's revenue stream, reached an all-time high of $571 million, an increase of 15 percent from the previous year and on target with the $570 million goal for the year.

- The number of producers, an important indicator of the firm's distribution capabilities, reached 7,400, exceeding the goal for the year. Producers include retail investment executives and institutional salespeople.

        Commissions reached an all-time high of nearly $1,381 million in 1996, an increase of 8.5 percent from 1995, the previous record year for commissions, reflecting the firm's success in achieving its strategic goals.

        Paine Webber also maintained its strong market share in equity trading, mortgage-backed securities and municipal underwriting, and achieved significant revenue gains in investment banking.

        "Our strategies support the firm's overall mission of building the assets of our clients, employees and shareholders," Mr. Marron said. "We are confident that these strategies will allow us to further leverage our strengths to assure consistent performance in the years ahead."

        Paine Webber Group Inc., together with its subsidiaries, serves the investment and capital needs of a worldwide client base. The firm employs 15,870 people in 298 offices. As of December 31, 1996, the book value per share was $18.28.


                             -TWO TABLES TO FOLLOW-
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                            PAINE WEBBER GROUP INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                  Quarter Ended December 31,     Year Ended December 31,
                                                        1996         1995             1996         1995
                                                  --------------------------    --------------------------
REVENUES
 Commissions                                      $    344,422  $    344,994    $  1,381,475  $  1,272,766
 Principal Transactions                                235,130       232,175       1,023,615       914,201
 Asset Management                                      118,606       107,509         453,267       399,540
 Investment Banking                                    113,947        94,397         391,164       326,777
 Interest                                              624,206       563,327       2,309,737     2,256,750
 Other                                                  33,217        31,975         146,708       150,056
                                                  ------------  ------------    ------------  ------------

TOTAL REVENUES                                       1,469,528     1,374,377       5,705,966     5,320,090

 Interest Expense                                      529,560       486,705       1,970,754     1,969,811
                                                  ------------  ------------    ------------  ------------
NET REVENUES                                           939,968       887,672       3,735,212     3,350,279
                                                  ------------  ------------    ------------  ------------
NON-INTEREST EXPENSES
 Compensation and Benefits                             558,836       528,948       2,219,129     2,004,585
 Office & Equipment                                     66,251        66,575         267,006       266,291
 Communications                                         37,064        37,588         153,301       149,047
 Business Development                                   20,760        22,394          75,981        90,752
 Brokerage, Clearing & Exchange Fees                    21,965        21,101          87,839        93,657
 Professional Services                                  30,060        29,001         108,123       101,911
 Other Expenses                                         63,256       103,262         263,800       541,359
                                                  ------------  ------------    ------------  ------------

TOTAL NON-INTEREST EXPENSES                            798,192       808,869       3,175,179     3,247,602
                                                  ------------  ------------    ------------  ------------
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST       141,776        78,803         560,033       102,677

Provision for Income Taxes                              49,260        20,005         194,649        21,927
                                                  ------------  ------------    ------------  ------------
INCOME BEFORE MINORITY INTEREST                         92,516        58,798         365,384        80,750

Minority Interest                                        1,034            --           1,034            --
                                                  ------------  ------------    ------------  ------------
NET INCOME                                        $     91,482  $     58,798    $    364,350  $     80,750
                                                  ============  ============    ============  ============

NET INCOME APPLICABLE TO COMMON SHARES            $     84,765  $     52,155    $    339,017  $     54,781

EARNINGS PER SHARE
          PRIMARY                                 $       0.91  $       0.52    $       3.59  $       0.54
          FULLY DILUTED                           $       0.86  $       0.50    $       3.38  $       0.52

WEIGHTED AVERAGE COMMON SHARES
          PRIMARY                                   93,400,000    99,525,000      94,406,000   101,272,000
          FULLY DILUTED                            100,013,000   106,749,000     102,145,000   101,272,000

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PAINE WEBBER GROUP INC.
QUARTERLY STATISTICAL SUPPLEMENT - OPERATING RESULTS [UNAUDITED]

                                           4Q 96      3Q 96      2Q 96     1Q 96      4Q 95
                                           -----      -----      -----     -----      -----
ROE Common                                  21.2%      18.8%      22.7%     25.4%      19.6%*

Pre-Tax Margin                              15.0%      14.0%      14.8%     16.1%      12.3%*

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E.P.S. [fully diluted]                     $0.86      $0.75      $0.86     $0.92      $0.69*

Fully Diluted Shares [Millions)            100.0      100.1      102.3     104.5      106.7*

Dividends Paid Per Common Share            $0.12      $0.12      $0.12     $0.12      $0.12

Book Value Per Common Share               $18.28     $17.45     $16.89    $16.25     $15.62

Common Shares Outstanding [Millions]        93.0       92.3       93.0      94.0       97.1

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Total Capital [$Billions]                  $4.90      $4.43      $4.36     $4.28      $4.18

Total Shareholders' Equity [$Billions]     $1.73      $1.68      $1.62     $1.57      $1.55

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Assets Under Control [$Billions]          $244.7     $234.1     $228.2    $222.3     $216.3

Assets Under Management [$Billions]        $44.8      $43.9      $44.4     $45.9      $43.7

  Money Market Funds                        22.9       22.2       21.7      22.6       20.6
  Long Term Mutual Funds                     9.4        9.2        9.0       9.0        8.6
  Institutional and Other                   12.5       12.5       13.7      14.3       14.5

Wrap Fee Assets [$Billions]                $14.7      $13.5      $12.8     $11.9      $10.8

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Recurring Fees (YTD Annualized)             $571       $560       $553      $546       $498

                 [$Millions]

Recurring Fees (Incl. Margin Interest) -
As a % of Fixed Costs                         73%        69%        68%       66%        68%

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Employees                                 15,870     15,715     15,775    15,800     15,900

Investment Executives                      6,095      5,980      6,015     6,005      6,025

Sales Offices                                298        299        302       305        310


  *REFLECT OPERATING RESULTS EXCLUDING LIMITED PARTNERSHIP INVESTMENT CHARGE.